Exhibit 3.13

ARTICLES OF ORGANIZATION

OF

DYNAFLO, LLC

a Limited Liability Company

ARTICLE I

The name of the limited liability company is Dynaflo, LLC.

ARTICLE II

The Company shall have perpetual existence, beginning from the date of filing of these Articles of Organization with the Secretary of State of the State of Oklahoma.

ARTICLE III

The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Oklahoma Limited Liability Company Act, as now in effect or hereafter amended (the “Act”).

ARTICLE IV

The street address of the Company’s principal place of business in the State of Oklahoma is:

732 E Indiana Avenue, Kiefer, OK 74041

The name and street address of the Company’s resident agent in the State of Oklahoma is:

Ira E. Rongey, Jr.

732 E Indiana Avenue, Kiefer, OK 74041

ARTICLE V

The management of the Company shall be vested in a manager or managers who shall have continuing exclusive authority to make management decisions necessary to the conduct of the business for which the Company is formed. No member of the Company shall have the authority to bind the Company unless such member is also a manager of the Company or except as provided in the Company’s Operating Agreement.

ARTICLE VI

To the fullest extent permitted by the Act, members and managers of the Company (i) shall not be liable to the Company or its members for monetary damages on account of breaches of fiduciary duty and (ii) shall be indemnified. No amendment or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any member or manager for or with respect to any acts or omissions of such member or manager occurring prior to such amendment or repeal.

ARTICLE VII

Additional members may be admitted to the Company only upon the consent of members of the Company whose capital contributions, as such term is defined in the Act, equal a majority of the capital contributions of all of the Company’s members and upon such terms and conditions as may be determined by such members. A member of the Company may assign or transfer his membership interest; however, an assignee or transferee shall not become a substitute member and shall not acquire all of the attributes of membership in the Company unless all of the remaining members of the Company consent in writing to the assignment or transfer.

ARTICLE VIII

The Company shall be dissolved upon the death, resignation, expulsion, bankruptcy, or dissolution of one of its members or upon the occurrence of any other event which terminates the continued membership of one of its members, either under the Act, these Articles of Organization or otherwise, unless the business of the Company is continued by the consent in writing of all of the remaining members of the Company; provided, however, that the Company may not be so continued unless there are at least two remaining members.

THE UNDERSIGNED does hereby certify, make and acknowledge these Articles of Organization this 24th day of September, 2010.

/s/ Sean McIntosh
Sean McIntosh 401453 W 2900 Road
Ramona, OK 74061

AMENDED

ARTICLES OF ORGANIZATION

(Oklahoma Limited Liability Company)

I hereby execute the following articles for the purpose of amending the articles of organization of an Oklahoma limited liability company pursuant to the provisions of Title 18, Section 2011:

1. A) Name of the limited liability company:

Dynaflo, LLC

B) AS AMENDED: Name of the limited liability company:

(Note: The new name shall contain either the words limited liability company or limited company or the abbreviations LLC, LC, L.L.C. or L.C. The word limited may be abbreviated as Ltd. and the word company may be abbreviated as Co.)

2.	Date of filing of its original articles of organization: September 24. 2010

3.	AS AMENDED: Street address of the principal place of business, wherever located:

Street address (P.O. BOXES ARE NOT ACCEPTABLE)	City	State	Zip Code

4. E-MAIL address of the primary contact for the registered business: lgardner@dynafloals.com

•	Notice of the Annual Certificate will ONLY be sent to the limited liability company at its last known electronic mail address of record.

5.	AS AMENDED: NAME and street address of the registered agent for service of process in the state of Oklahoma:

•

The registered agent shall be the limited liability company itself, an individual resident of Oklahoma, or a domestic or qualified foreign corporation, limited liability company, or limited partnership.

Oklahoma
Name	Street address (P.O. BOXES ARE NOT ACCEPTABLE)	City	State	Zip Code

6.	AS AMENDED: Term of existence:

•	You may state perpetual, a set number of years, or a future effective expiration date. Perpetual means continuous.

7.	Set forth clearly any and all amendments to the articles of organization:

Articles VII and VIII of the articles of organization of the limited liability company are hereby deleted in their entirety.

The amended articles of organization must be signed by a manager of the limited liability company.

•	Signature of Manager: /s/ Sean McIntosh Dated: June 27, 2013

•	Printed Name: Sean McIntosh

AMENDED

ARTICLES OF ORGANIZATION

(Oklahoma Limited Liability Company)

I hereby execute the following articles for the purpose of amending the articles of organization of an Oklahoma limited liability company pursuant to the provisions of Title 18, Section 2011:

1. A) Name of the limited liability company:

Dynaflo, LLC

B) AS AMENDED: Name of the limited liability company: Accelerated Artificial Lift Systems, LLC

(Note: The new name shall contain either the words limited liability company or limited company or the abbreviations LLC, LC, L.L.C. or L.C. The word limited may be abbreviated as Ltd. and the word company may be abbreviated as Co.)

2.	Date of filing of its original articles of organization: September 24, 2010

3.	AS AMENDED: Street address of the principal place of business, wherever located:

2002 Timberloch Place, Ste 500	The Woodlands	Texas	77380
Street address (P.O. BOXES ARE NOT ACCEPTABLE)	City	State	Zip Code

4. E-MAIL address of the primary contact for the registered business: chris.ruffner@acceleratedproduction.com

•	Notice of the Annual Certificate will ONLY be sent to the limited liability company at its last known electronic mail address of record.

5.	AS AMENDED: NAME and street address of the registered agent for service of process in the state of Oklahoma:

•

The registered agent shall be the limited liability company itself, an individual resident of Oklahoma, or a domestic or qualified foreign corporation, limited liability company, or limited partnership.

Oklahoma
Name	Street address (P.O. BOXES ARE NOT ACCEPTABLE)	City	State	Zip Code

6.	AS AMENDED: Term of existence:

•	You may state perpetual, a set number of years, or a future effective expiration date. Perpetual means continuous.

7.	Set forth clearly any and all amendments to the articles of organization:

The amended articles of organization must be signed by a manager of the limited liability company.

•	Signature of Manager: /s/ Brad Goebel Dated: May 12, 2014

•	Printed Name: Brad Goebel

ARTICLES OF MERGER

OF

FIVE STAR EQUIPMENT, L.L.C.

an Oklahoma limited liability company

WITH AND INTO

ACCELERATED ARTIFICIAL LIFT SYSTEMS, LLC

an Oklahoma limited liability company

The undersigned, Accelerated Artificial Lift Systems, LLC, does hereby certify:

FIRST: That the name and state of formation of each of the constituent limited liability companies are as follows:

NAME	STATE OF FORMATION
Five Star Equipment, L.L.C. Accelerated Artificial Lift Systems, LLC	Oklahoma Oklahoma

SECOND: That an Agreement and Plan of Merger dated July 24, 2015 by and between the constituent limited liability companies has been approved and executed by each of the constituent limited liability companies in accordance with the requirements of Section 2054 of the Oklahoma Limited Liability Company Act.

THIRD: That the name of the surviving limited liability company of the merger is Accelerated Artificial Lift Systems, LLC, an Oklahoma limited liability company.

FOURTH: That the merger shall be effective on August 1, 2015 at 12:01 a.m. Central Time.

FIFTH: That the Agreement and Plan of Merger is on file at 3005 Highland Parkway, Suite 200, Downers Grove, Illinois 60515, which is a place of business of the surviving limited liability company.

SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving limited liability company, upon request and without cost, to any member of any domestic limited liability company or any person holding an interest in any other business entity which is to merge or consolidate.

SEVENTH: That the Amended Articles of Organization of Accelerated Artificial Lift Systems, LLC, as in effect immediately prior to the merger, shall continue to be the articles of organization of the surviving limited liability company.

[Signature appears on following page.]

IN WITNESS WHEREOF, said surviving limited liability company has caused this instrument to be signed by an authorized manager, this 24th day of July, 2015.

ACCELERATED ARTIFICIAL LIFT
SYSTEMS, LLC

By:	/s/ Paul Mahoney
Paul Mahoney
Manager

ARTICLES OF AMENDMENT TO

AMENDED ARTICLES OF ORGANIZATION

OF

ACCELERATED ARTIFICIAL LIFT SYSTEMS, LLC

TO:	OKLAHOMA SECRETARY OF STATE

2300 N. Lincoln Blvd., Room 101, State Capitol

Oklahoma City, Oklahoma 73105-4897

(405) 522-4560

THIS IS TO CERTIFY THAT:

The Amended Articles of Organization of Accelerated Artificial Lift Systems, LLC, an Oklahoma limited liability company, filed with the Oklahoma Secretary of State’s Office on May 13, 2014 (the “Articles”), are hereby amended by deleting in its entirety Section 1.B thereof and inserting the following in lieu thereof:

“B) AS AMENDED: Name of the limited liability company:

Dover Artificial Lift Systems, LLC”

In all other respects, the Articles remain unchanged and in full force and effect.

[Signature appears on following page.]

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment on behalf of the Company this 3rd day of August, 2015.

By:	/s/ Paul Mahoney
Paul Mahoney, Manager

ARTICLES OF AMENDMENT TO

AMENDED ARTICLES OF ORGANIZATION

OF

DOVER ARTIFICIAL LIFT SYSTEMS, LLC

Dover Artificial Lift Systems, LLC, a limited liability company duly formed and existing under the Limited Liability Company Act of the State of Oklahoma (the “Company”), does hereby certify that:

The Amended Articles of Organization (the “Articles”) of the Company, filed with the Oklahoma Secretary of State’s Office on August 3, 2015, are hereby amended by deleting Section 1.B thereof and inserting the following in lieu thereof:

“B) As Amended: Name of the limited liability company: Apergy ESP Systems, LLC”

In all other respects the Articles remain unchanged and in full force and effect.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment on behalf of the Company on the 1st day of May, 2018.

By:	/s/ Anthony K. Kosinski
Name:	Anthony K. Kosinski
Title:	Vice President

(Signature Page to Amended Certificate (DAL Systems))